UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): October 16, 2009
RXI PHARMACEUTICALS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-33958	20-8099512

(State or other jurisdiction of of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
60 Prescott Street, Worcester, MA 01605

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (508) 767-3861
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
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☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(c) On October 16, 2009, the Board of Directors (the “Board”) of RXi Pharmaceuticals Corporation (the “Company”) appointed Amy Tata, CPA to the position of Principal Accounting Officer and Controller of the Company, effective immediately. Ms. Tata, age 36, joined the Company in June 2007 as the Director of Accounting. Over the past two years, she has been responsible for the administration of the Company’s accounting and SEC reporting as well as Sarbanes-Oxley implementation and compliance. Prior to joining the Company, Ms. Tata served from January 2006 until May 2007, as the Director of Finance and Business Operations of Girls Incorporated of Worcester, a national non-profit organization which provides research based educational programs to girls and young women. From December 1999 until December 2005, she held various positions, including Audit Manager, at Carlin, Charron and Rosen LLP, a regional certified public accounting firm which provides assurance, financial and business advisory services to both public and private companies. Ms. Tata is a Massachusetts licensed CPA and holds a degree in accounting. Ms. Tata does not have a family relationship with any existing member of the Board or any executive officer of the Company.
(e) On October 16, 2009, the Board of the Company voted to approve the recommendation of the Company’s Compensation Committee to increase the annual base salary of Pamela Pacvo, Ph.D., Vice President of Pharmaceutical Development, from $270,000 to $278,667. Dr. Pavco’s new base salary is effective retroactively to August 1, 2009.

Signature
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RXI PHARMACEUTICALS CORPORATION
Date: October 22, 2009	By:	/s/ Tod Woolf
		Name:	Tod Woolf
		Title:	Chief Executive Officer and President